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                                                                 EXHIBIT 21.01


                 SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION                                            STATE OF INCORPORATION
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     Sid Tool Co., Inc.                                        New York
     Primeline International, Inc.                             New York
     Kaja Productions, Inc.                                    New York
     Cut-Rite Tool Corp.                                       Florida
     D.T.C. Tool Corp.                                         Florida
     Brooks Precision Supply, Inc.                             Massachusetts
     MSC Services Corp.                                        New York
     Anderson Industrial Supply, Inc.                          Florida
     Dolin Supply, Inc.                                        New York
     Discount Tool and Supply Company                          New York
     Drake-Atwood Tool & Supply Company, Inc.                  Tennessee
     J&S Tool Company, Inc.                                    Tennessee
     Holloway Bros. Tools, Inc.                                Delaware
     RMG Corporation                                           Wisconsin
     Industrial Specialty Company Incorporated                 Mississippi
     Industrial Specialty Company, Inc. of Tupelo              Mississippi
     Corbin Corporation                                        Ohio
     MSC Direct Line, Inc.                                     New York
     Swiss Precision Instruments, Inc.                         California
     Enco Manufacturing Co., Inc.                              New York




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